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                                  EXHIBIT 24.1
                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Ramzi A. Dabbagh and Richard Heggelund and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities which such person serves or may serve with respect to Communications Instruments, Inc., to sign the Annual Report on Form 10-K of Communications Instruments, Inc., for the fiscal year ended December 31, 1999, and any or all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or heir or his substitutes, may lawfully do or casue to by virtue hereof.

This power of attorney has been signed as of the ____th day of March, 2000, by the following persons.

/s/  Ramzi A. Dabbagh                       /s/  Richard Heggelund
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Ramzi A. Dabbagh,                           Richard Heggelund,
Chairman of the Board, Chief Executive      Chief Financial Officer
Officer and Director

/s/  Michael A. Steinback                   /s/  G. Daniel Taylor
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Michael A. Steinback,                       G. Daniel Taylor,
Chief Operating Officer, President          Executive Vice President of Business
and Director                                Development and Director

/s/  Brian P. Simmons                       /s/  Andrew W. Code
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Brian P. Simmons,                           Andrew W. Code,
Director                                    Director

/s/  Steven R. Brown                        /s/  Jon S. Vesely,
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Steven R. Brown,                            Jon S. Vesely,
Director                                    Director

/s/  Donald Dangott
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Donald Dangott,
Director